Exhibit 99.1

Septerna Highlights Business Progress and Reports Second Quarter 2026 Financial Results

Phase 1 Clinical Trial Ongoing for SEP-479, an Oral Small Molecule PTH1R Agonist

SEP-479 Observed Clinical Pharmacokinetic Profile Supports Once-Daily Dosing;
SAD / MAD Data Expected in Q1 2027

Cash Position of $516.5 Million Expected to Support Operating Plans at Least into 2029

SOUTH SAN FRANCISCO, Calif. – August 10, 2026 – Septerna, Inc. (Nasdaq: SEPN), a clinical-stage biotechnology company pioneering a new era of G protein-coupled receptor (GPCR) drug discovery, today highlighted pipeline progress and anticipated milestones and reported financial results for the second quarter ended June 30, 2026.

“We continue to make meaningful progress across our portfolio as we execute on our strategy to develop differentiated oral medicines targeting GPCRs,” said Jeffrey Finer, M.D., Ph.D., Chief Executive Officer and Co-founder of Septerna. “We are advancing our Phase 1 study of SEP-479 and are very pleased with the observed clinical half-life, which is at the longer end of our preclinical estimates. This finding reinforces our confidence in the potential of SEP-479 as a differentiated, once-daily oral treatment for hypoparathyroidism, and we look forward to presenting SAD/MAD data in the first quarter of 2027. We are also advancing our broader portfolio by evaluating the next phase of development for SEP-631 in mast cell-driven diseases and progressing our TSHR program toward development candidate selection.”

Recent Portfolio Progress and Anticipated Milestones

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SEP-479 PTH1R Agonist for Hypoparathyroidism:
o
Septerna’s Phase 1 clinical trial of SEP-479, a potent, selective oral small molecule PTH1R agonist for the treatment of hypoparathyroidism, is ongoing. The single-ascending dose (SAD) and multiple-ascending dose (MAD) study is evaluating safety, tolerability, pharmacokinetics and pharmacodynamics (including serum calcium and endogenous serum PTH) in healthy volunteers.
o
Based on pharmacokinetic data from the ongoing Phase 1 clinical trial, the observed elimination half-life of SEP-479 is approximately three to four days, which the Company anticipates will support once-daily dosing. To fully characterize steady-state pharmacokinetics, dosing for the MAD cohorts will be extended to 14 days. As a result, Septerna expects to report Phase 1 data from both the SAD and MAD cohorts in the first quarter of 2027.
o
During the quarter, the Company presented the first detailed preclinical characterization of SEP-479 in an oral presentation at ENDO 2026, highlighting data supporting its potential as a differentiated, once-daily oral treatment for hypoparathyroidism.
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SEP-631 MRGPRX2 NAM for Mast Cell-Driven Diseases:
o
As reported in March 2026, SEP-631, an oral small molecule MRGPRX2 negative allosteric modulator (NAM), demonstrated positive Phase 1 clinical results, including a well-tolerated safety profile, pharmacokinetics supportive of once-daily oral dosing and robust, dose-dependent suppression of icatibant-induced skin wheal formation.
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In lieu of a Phase 2b study in chronic spontaneous urticaria (CSU), the Company is evaluating development strategies for capital-efficient, signal-finding clinical studies in mast cell-driven diseases characterized by high unmet need.
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TSHR NAM Program:
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Septerna continues to progress toward development candidate selection for its TSHR NAM program, with the goal of delivering a potential disease-modifying oral treatment for Graves’ disease and thyroid eye disease.
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Additional Programs:
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Septerna continues to advance and achieve research milestones from its global collaboration with Novo Nordisk to discover, develop and commercialize multiple potential oral small molecule medicines for obesity, type 2 diabetes and other cardiometabolic diseases based on specified GPCR targets.
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The Company also continues to advance wholly-owned discovery-stage programs utilizing its Native Complex Platform® across multiple therapeutic areas.

Second Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents, and marketable securities totaled $516.5 million as of June 30, 2026. Septerna expects its existing cash runway to fund operations at least into 2029.
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Revenue: Revenue from the Novo Nordisk collaboration was $26.7 million for the quarter ended June 30, 2026, compared to $0.1 million from Vertex for the quarter ended June 30, 2025. Revenue for the quarter ended June 30, 2026 included the amortization of $14.6 million of the $195.0 million upfront payment and $0.9 million from the achievement of $4.0 million in research milestones, in addition to $11.2 million for research services associated with the collaboration.
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R&D Expenses: Research and development (R&D) expenses were $35.1 million for the quarter ended June 30, 2026, compared to $22.2 million for the quarter ended June 30, 2025.
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G&A Expenses: General and administrative (G&A) expenses were $8.5 million for the quarter ended June 30, 2026, compared to $6.9 million for the quarter ended June 30, 2025.
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Net Loss: Net loss was $13.0 million for the quarter ended June 30, 2026, compared to $24.8 million for the quarter ended June 30, 2025.

About Septerna

Septerna, Inc. is a clinical-stage biotechnology company with a world-class team of GPCR experts and drug developers advancing cutting-edge science to unlock the full potential of GPCR therapies for patients with significant unmet needs. The company’s proprietary Native Complex Platform® is designed to enable new approaches to GPCR drug discovery and has led to the development of a diverse pipeline of novel oral small molecule drug candidates. Septerna is advancing programs in endocrinology, immunology and inflammation, metabolic diseases and additional therapeutic areas, both independently and with partners. For more information, please visit www.septerna.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about Septerna’s beliefs and expectations regarding: the potential of SEP-479 preclinical data to translate into similar clinical safety, pharmacokinetic, and pharmacodynamic findings; the estimated availability of SEP-479 Phase 1 clinical data in the first quarter of 2027; the potential for SEP-479 to be a differentiated once-daily oral therapy for patients with hypoparathyroidism; the potential of its proprietary Native Complex Platform®; the continued advancement of SEP-631, including our plan to evaluate development strategies for capital-efficient, signal-finding clinical studies; the role of MRGPRX2 in mast cell-driven diseases; the potential of SEP-631 to provide a convenient oral treatment option for patients with mast cell-driven diseases; the ability of the SEP-631 Phase 1 safety and efficacy observations to successfully translate into clinical outcomes in patients; the continued development of its TSHR NAM program; the advancement of its discovery-stage programs across multiple therapeutic areas; the size and growth potential of the markets for its current and future product candidates; its expectations regarding strategic plans for its business, product candidates, and technology; its expectations regarding the Company’s uses of capital, expenses and financial results, including its expected cash runway at least into 2029; and the scope of protection it is able to establish and maintain for intellectual property rights covering its Native Complex Platform® and its product candidates. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: Septerna’s product candidates successfully entering and advancing through clinical trials (including those for SEP-479 and SEP-631) including uncertainties related to opening INDs and obtaining other regulatory approvals; risks related to clinical development outcomes including unexpected safety or efficacy findings; the results of preclinical studies including the long-term toxicology studies for SEP-479 and SEP-631, or clinical studies not being predictive of future clinical outcomes; risks related to the timing of initiating clinical studies and future availability of clinical data; the scope of protection Septerna is able to establish and maintain for intellectual property rights covering its Native Complex Platform® and its product candidates; and Septerna’s ability to identify and enter into future license agreements and collaborations; and general economic, industry and market conditions. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Septerna’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Septerna’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Septerna explicitly disclaims any obligation to update any forward-looking statements subject to any obligations under applicable law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Renee Leck, THRUST

renee@thrustsc.com

Media Contact:

Carly Scaduto, THRUST

carly@thrustsc.com

SEPTERNA, INC.

Condensed Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$26,746	$119	$53,269	$338
Operating expenses:
Research and development	35,132	22,188	64,667	41,459
General and administrative	8,450	6,909	18,738	13,767
Total operating expenses	43,582	29,097	83,405	55,226
Loss from operations	(16,836)	(28,978)	(30,136)	(54,888)
Interest income and other expense, net	4,775	4,140	9,775	8,574
Provision for income taxes	(973)	—	(1,310)	—
Net loss	$(13,034)	$(24,838)	$(21,671)	$(46,314)
Net loss per share, basic and diluted	$(0.29)	$(0.56)	$(0.48)	$(1.05)
Weighted-average shares outstanding, basic and diluted	45,040,075	44,165,168	44,896,601	44,051,918

SEPTERNA, INC.

Condensed Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$516,513	$548,658
Working capital (1)	316,836	324,033
Total assets	566,737	596,187
Total liabilities	180,016	214,261
Additional paid-in capital	576,861	548,517
Accumulated deficit	(188,924)	(167,253)
Total stockholders’ equity	$386,721	$381,926

1.
Working capital is defined as total current assets less total current liabilities. See our financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for further details regarding our current assets and current liabilities.